UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Weatherford International LTD.

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WEATHERFORD INTERNATIONAL LTD.
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

DATE:	June 23, 2010
TIME:	9:00 a.m. (Swiss time)
PLACE:	Mandarin Oriental Hotel
Quai Turrettini 1
1201 Geneva
Switzerland
Agenda Items:
1.	Approval of the 2009 Annual Report, the Consolidated Financial Statements of Weatherford International Ltd. for the year ended December 31, 2009 and the Statutory Financial Statements of Weatherford International Ltd. for the year ended December 31, 2009.

Proposal of the Board of Directors:

Your Board of Directors proposes that the 2009 Annual Report, the consolidated financial statements for the year ended December 31, 2009 and the statutory financial statements for the year ended December 31, 2009 be approved.

2.	Discharge of the Board of Directors and executive officers from liability for the year ended December 31, 2009.

Proposal of the Board of Directors:

Your Board of Directors proposes that discharge be granted to the members of the Board of Directors and the executive officers from liability for their actions during the year ended December 31, 2009.

3.	Elect ten directors (Dr. Bernard J. Duroc-Danner, Dr. Samuel W. Bodman, III, Mr. Nicholas F. Brady, Mr. David J. Butters, Mr. William E. Macaulay, Mr. Robert B. Millard, Mr. Robert K. Moses, Jr., Dr. Guillermo Ortiz, Sir Emyr Jones Parry and Mr. Robert A. Rayne) to hold office until the 2011 Annual General Meeting.

Proposal of the Board of Directors:

Your Board of Directors proposes that the following persons be elected as directors of the Company to hold office until the 2011 Annual General Meeting: Dr. Bernard J. Duroc-Danner, Dr. Samuel W. Bodman, III, Mr. Nicholas F. Brady, Mr. David J. Butters, Mr. William E. Macaulay, Mr. Robert B. Millard, Mr. Robert K. Moses, Jr., Dr. Guillermo Ortiz, Sir Emyr Jones Parry and Mr. Robert A. Rayne.

4.	Appoint Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010 and re-elect Ernst & Young Ltd, Zurich as our statutory auditor for the year ending December 31, 2010.

Proposal of the Board of Directors:

Your Board of Directors proposes that Ernst & Young LLP be appointed as Weatherford International Ltd.’s independent registered public accounting firm for the year ending December 31, 2010 and that Ernst & Young Ltd, Zurich be re-elected as our statutory auditor for the year ending December 31, 2010.

5.	Approval of the reclassification of CHF 475 million of legal reserves (additional paid-in capital) to other reserves.

Proposal of the Board of Directors:

Your Board of Directors proposes that a portion of the “legal reserves” of the Company, in an amount of CHF 475 million, that were initially created in the form of additional paid-in capital be reclassified from the “legal reserves” into “other reserves” of the Company in order for the Company to dispose of a higher amount of reserves that qualify as “freely available reserves” for Swiss corporate and accounting purposes.

6.	Approval of an amendment to the Articles of Association to extend the Company’s authorized share capital to June 23, 2012 and to increase issuable authorized capital to an amount equal to 50% of stated capital as of May 5, 2010.

Proposal of the Board of Directors:

Your Board of Directors proposes that the Company’s Articles of Association be amended to extend the authorization of the Board of Directors to issue shares from the Company’s authorized share capital to June 23, 2012 and to increase issuable authorized capital to an amount equal to 379,223,318 shares, or CHF 439,899,049.46, which corresponds to 50% of stated capital as of May 5, 2010.

7.	Approval of an amendment to the Articles of Association to increase the amount of conditional capital to 50% of stated capital as of May 5, 2010 and to specify in the Articles of Association the amount of conditional share capital that may be allocated to each category of beneficiary provided for in the Articles.

Proposal of the Board of Directors:

Your Board of Directors proposes that the Company’s Articles of Association be amended to increase the Company’s conditional share capital to an amount equal to 379,223,318 shares, or CHF 439,899,049.46, which corresponds to 50% of stated capital as of May 5, 2010, and to specify in Article 6 of the Articles of Association the amount of conditional share capital that may be allocated to each category of beneficiary provided for in that Article.

8.	Approval of the Weatherford International Ltd. 2010 Omnibus Incentive Plan.

Proposal of the Board of Directors:

Your Board of Directors proposes that the shareholders approve the Weatherford International Ltd. 2010 Omnibus Incentive Plan.

9.	Any other matters that may properly come before the meeting.
Organizational Matters
We have established the close of business on June 2, 2010 as the record date for determining the registered shareholders entitled to attend, vote or grant proxies to vote at the meeting or any adjournments or postponements of the meeting.
A copy of this proxy statement and enclosed proxy card are being sent to each shareholder registered in our share register as of May 5, 2010. Any additional shareholders who are registered in our share register on our record date of June 2, 2010 will receive a copy of these proxy materials after June 2, 2010. Shareholders not registered in our share register as of June 2, 2010 will not be entitled to attend, vote or grant proxies to vote at the Annual General Meeting. No shareholder will be entered in our share register as a shareholder with voting rights between the close of business on June 2, 2010 and the opening of business on the day following the Annual General Meeting. American Stock Transfer & Trust Company LLC, as transfer agent, maintains our share register and will, however, continue to register transfers of our registered shares in the share register in its capacity as transfer agent during this period.
All shareholders registered in our share register at the close of business on the record date of June 2, 2010 have the right to attend the Annual General Meeting and vote their shares. However, to ensure your representation at the Annual General Meeting, we request that you grant your proxy to vote on each of the proposals in this notice and any other matters that may properly come before the meeting to either (1) Mr. Joseph C. Henry or, failing him, Dr. Bernard J. Duroc-Danner or (2) Mr. Daniel Grunder, acting as independent proxy, by completing, signing, dating and returning the enclosed proxy card to arrive no later than June 21, 2010, whether or not you plan to attend.
If you are present at the Annual General Meeting, you may revoke your proxy and vote in person only if you (1) present yourself in person to our Secretary at the entrance of the meeting no later than one hour prior to the start of the Annual General Meeting, (2) declare your intent to revoke your proxy and cast your vote in person at the Annual General Meeting and (3) apply with the Secretary for the remittance of the necessary voting documentation upon presentation of documents evidencing your position as shareholder as of the June 2, 2010 record date.
Shares of holders who have timely submitted a properly executed proxy card by mail and specifically indicated their votes will be voted as indicated. If you properly give a proxy but do not indicate which proxy you wish to appoint, Mr. Joseph C. Henry or, failing him, Dr. Bernard J. Duroc-Danner will vote your shares in accordance with your instructions. If you properly give a proxy but do not indicate how you wish to vote (irrespective of which person to whom your proxy has been granted), your proxy will vote your shares in accordance with the proposals of our Board of Directors. If any other matters properly come before the Annual General Meeting, your proxy will have the discretion to vote on these matters in accordance with the proposal of the Board of Directors.
Shareholders who hold their shares through a broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their broker or other nominee. Shareholders who hold their shares in this manner and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares.
We may accept a proxy by any form of communication permitted by Swiss law and our Articles of Association.
Proxy Holders of Deposited Shares
Institutions subject to the Swiss Federal Law on Banks and Savings Banks as well as professional asset managers who hold proxies for beneficial owners who did not grant proxies to the persons named on the proxy card are kindly asked to inform Weatherford International Ltd. of the number and par value of the registered shares they represent as soon as possible, but no later than 9:00 a.m. (Swiss time) on the day of the Annual General Meeting, at the admission office for the Annual General Meeting.
Annual Report, Consolidated Financial Statements
The 2009 Annual Report and the audited consolidated financial statements of Weatherford International Ltd. for the year ended December 31, 2009 and accompanying auditors’ report have been filed with the U.S. Securities and Exchange Commission. Complete copies of these materials are available on our website at www.weatherford.com and will be made available for inspection by the shareholders of Weatherford International Ltd. at our principal executive offices in Switzerland, located at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland, telephone number +41.22.816.1500, beginning June 2, 2010. Any record shareholder may obtain a copy of these documents free of charge by contacting our U.S. Investor Relations Department in writing at 515 Post Oak Boulevard, Houston, Texas 77027 or by telephone at +1.713.693.4000.

Geneva, Switzerland	By Order of the Board of Directors
May 13, 2010	Joseph C. Henry
Secretary